EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-53801, 333-142710, 333-211159, and 333-240077) and Form S-3 (Nos. 2-89469, 333-32525 and 333-223581) of American Express Company of our report dated February 12, 2021 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
New York, New York
February 12, 2021